UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017
_______________________
Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Valuation Overview

On November 8, 2017, the independent directors of the Board of Directors (“Independent Directors”) of Phillips Edison Grocery Center REIT I, Inc. (“Company”) established its estimated value per share of the Company’s common stock of $11.00 based substantially on the estimated market value of the Company’s portfolio of real estate properties in various geographic locations in the United States (“Portfolio”) and its recently acquired third-party asset management business as of October 5, 2017.

There have been no material changes between October 5, 2017 and the date of this filing that would impact the overall estimated value per share. The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (“IPA Valuation Guidelines”).

The Company engaged Duff & Phelps, LLC (“Duff & Phelps”) to provide a calculation of the range in estimated value per share of the Company’s common stock as of October 5, 2017, the date immediately following its acquisition of its previous sponsor, Phillips Edison Limited Partnership (“PELP”). Duff & Phelps prepared a valuation report (“Valuation Report”) that provided this range based substantially on its estimate of the “as is” market values of the Portfolio and the estimated value of in-place contracts of the third-party asset management business. Duff & Phelps made adjustments to the aggregate estimated value of the Company’s Portfolio to reflect pro forma balance sheet assets and liabilities provided by the Company’s management as of October 5, 2017, before calculating a range of estimated values based on the number of outstanding shares of the Company’s common stock as of October 5, 2017. These calculations produced an estimated value per share in the range of $10.34 to $11.70 as of October 5, 2017. The Independent Directors ultimately approved $11.00 as the estimated value per share of the Company’s common stock.

The following table summarizes the material components of the estimated value per share of the Company’s common stock as of October 5, 2017 (in thousands, except per share amounts):

	Low	High
Investment in Real Estate Assets
Phillips Edison real estate valuation	$3,972,120	$4,284,420
Management company	90,202	90,202
Total market value	4,062,322	4,374,622

Other Assets
Cash and cash equivalents	13,068	13,068
Restricted cash	16,480	16,480
Accounts receivable	45,360	45,360
Prepaid expenses and other assets	26,701	26,701
Total other assets	101,609	101,609

Liabilities
Notes payable and credit facility	1,776,636	1,776,636
Mark to market of debt	9,014	9,014
Accounts payable and accrued expenses	1,866	1,866
Security deposits	7,740	7,740
Total liabilities	1,795,256	1,795,256

Net Asset Value	$2,368,675	$2,680,975

Common stock and OP units outstanding	229,077	229,077

Net Asset Value Per Share	$10.34	$11.70
As with any valuation methodology, the methodologies used are based upon a number of assumptions and estimates that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. These limitations are discussed further under “Limitations of Estimated Value per Share” below.

Valuation Methodologies

The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company deems to be appropriate valuation and appraisal methodologies and assumptions and a process that is in accordance with the IPA Valuation Guidelines. The following is a summary of the valuation methodologies and components used to calculate the estimated value per share.

Independent Valuation Firm

Duff & Phelps was retained by the Company on September 25, 2017, as authorized by the Conflicts Committee of the Board of Directors, to provide independent valuation services. The Conflicts Committee was composed of all of the Independent Directors of the Company. Duff & Phelps is a leading global valuation advisor with expertise in complex valuation work that is not affiliated with the Company. Duff & Phelps has previously provided services to the Company pertaining to the Portfolio related to the allocation of acquisition purchase prices for financial reporting purposes in the past for which it received usual and customary compensation. Duff & Phelps may be engaged to provide professional services to the Company in the future. The Duff & Phelps personnel who prepared the valuation have no present or prospective interest in the Portfolio and no personal interest with the Company.

Duff & Phelps’ engagement for its valuation services was not contingent upon developing or reporting predetermined results.
In addition, Duff & Phelps’ compensation for completing the valuation services was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of its Valuation Report. The Company has agreed to indemnify Duff & Phelps against certain liabilities arising out of this engagement.

Duff & Phelps’ analyses, opinions, or conclusions were developed, and the Valuation Report was prepared, in conformity with the Uniform Standards of Professional Appraisal Practice. The Valuation Report was reviewed, approved and signed by individuals with the professional designation of MAI ("Member of the Appraisal Institute"). The use of the Valuation Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. Duff & Phelps did not inspect the properties that formed the Portfolio.

In preparing the Valuation Report, Duff & Phelps relied on information provided by the Company regarding the Portfolio. For example, the Company provided information regarding building size, year of construction, land size and other physical, financial and economic characteristics. The Company also provided lease information, such as current rent amounts, rent commencement and expiration dates, and rent increase amounts and dates.

Duff & Phelps did not investigate the legal description or legal matters relating to the Portfolio, including title or encumbrances, and title to the properties was assumed to be good and marketable. The Portfolio was also assumed to be free and clear of liens, easements, encroachments and other encumbrances, and to be in full compliance with zoning, use, occupancy, environmental and similar laws unless otherwise stated by the Company. The Valuation Report contains other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from their appraised values.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Valuation Report.

Real Estate Portfolio Valuation

Duff & Phelps estimated the “as is” market values of the Portfolio as of October 5, 2017, using various methodologies. Generally accepted valuation practice suggests assets may be valued using a range of methodologies. Duff & Phelps utilized the income capitalization approach with support from the sales comparison approach for each property. The income approach was the primary indicator of value, with secondary consideration given to the sales approach. Duff & Phelps performed a study of each market to measure current market conditions, supply and demand factors, growth patterns, and their effect on each of the subject properties.

The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. Under the income capitalization approach, Duff & Phelps used an estimated net operating income (“NOI”) for each property, and then converted it to a value indication using a discounted cash flow analysis. The discounted cash flow analysis focuses on the operating cash flows expected from a property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period, with these amounts then being discounted to their present value. The discounted cash flow method is appropriate for the analysis of investment properties with multiple leases, particularly leases with cancellation clauses or renewal options, and especially in volatile markets.

The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as a price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes. Duff & Phelps gathered comparable sales data throughout various markets as secondary support for its valuation estimate.

The following summarizes the range of capitalization rates that were used to arrive at the estimated market values of the Company’s Portfolio:

Range in Values
Overall Capitalization Rate	6.23% - 6.72%
Terminal Capitalization Rate	6.96% - 7.46%
Discount Rate	7.55% - 8.05%

Management Company Valuation

Duff & Phelps estimated the aggregate market value associated with the third-party asset management business using various methodologies. Duff & Phelps considered various applications of the income approach, market approach, and underlying assets approach, with the income approach determined to be the most reliable method for purposes of the analysis. The income approach analysis considered the projected fee income earned for services provided pursuant to various management and advisory agreements over the expected duration of that contract, assuming normal and customary renewal provisions. Such services include property management services performed for the properties in the Portfolio, as well as property and asset management services for certain unaffiliated real estate investment portfolios. In performing this analysis, solely fee income related to properties owned as of October 5, 2017 was considered. The income approach also considered a reasonable level of expenses to support such activities, as well as other adjustments, and a discount rate that accounted for the time value of money and the risk of achieving the projected cash flows. The result of the income approach analysis was the aggregate market value of the third-party asset management business, from which an estimated market value of net tangible assets (liabilities) was subtracted (added), to result in the aggregate intangible value of the management company.

Sensitivity Analysis

While the Company believes that Duff & Phelps’ assumptions and inputs are reasonable, a change in these assumptions would impact the calculations of the estimated value of the Portfolio, the estimated value of its recently acquired third-party asset management business, and the Company’s estimated value per share. The table below illustrates the impact on Duff & Phelps’ range in estimated value per share if the terminal capitalization rates or discount rates were adjusted by 25 basis points and assumes all other factors remain unchanged. Additionally, the table illustrates the impact of a 5% change in these rates in accordance with the IPA Valuation Guidelines. The table is only hypothetical to illustrate possible results if only one change in assumptions was made, with all other factors held constant. Further, each of these assumptions could change by more than 25 basis points or 5%.

Resulting Range in Estimated Value Per Share
	Increase of 25 basis points	Decrease of 25 basis points	Increase of 5%	Decrease of 5%
Terminal Capitalization Rate	$10.03 to $11.33	$10.67 to $12.10	$9.91 to $11.22	$10.82 to $12.23
Discount Rate	$10.01 to $11.34	$10.66 to $12.05	$9.83 to $11.18	$10.84 to $12.22

Other Assets and Other Liabilities

Duff & Phelps made adjustments to the aggregate estimated values of the Company’s investments to reflect other assets and other liabilities of the Company based on pro forma balance sheet information provided by the Company and the Advisor as of October 5, 2017.

Role of the Independent Directors

The Independent Directors received a copy of the Valuation Report and discussed the report with representatives of Duff & Phelps. The Independent Directors also discussed the Valuation Report, the Portfolio, the third-party asset management business, the Company’s assets and liabilities and other matters with management. Management recommended to the Independent Directors that $11.00 per share be approved as the estimated value per share of the Company’s common stock. The Independent Directors discussed the rationale for this value with management.

Following the Independent Directors receipt and review of the Valuation Report, the recommendation of management, and in light of other factors considered by the Independent Directors and its own extensive knowledge of the
Company’s assets and liabilities, the Independent Directors concluded that the range in estimated value per share of $10.34 and $11.70 was appropriate. Management then recommended to the Company’s Independent Directors that it select $11.00 as the estimated value per share of the Company’s common stock. The Company’s Independent Directors agreed to accept the recommendation of management and approved $11.00 as the estimated value per share of the Company’s common stock as of October 5, 2017, which determination was ultimately and solely the responsibility of the Independent Directors.

Historical Estimated Value per Share

The Company previously established an estimated value per share of $10.20 as of March 31, 2017. The Company expects to review its estimated value per share annually.

Limitations of Estimated Value per Share

The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting the Company's customer account statement reporting obligations. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The estimated value per share is not audited and does not represent a determination of the fair value of the Company’s assets or liabilities based on U.S. generally accepted accounting principles ("GAAP"), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount at which the Company’s shares of common stock would trade on a national securities exchange.

Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated value per share;

•
a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodologies used to calculate the Company’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

The Company did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to October 5, 2017, including, but not limited to, (1) the issuance of common stock under the distribution reinvestment plan, (2) net operating income earned and dividends declared, (3) the repurchase of shares, (4) asset acquisitions, and (5) changes in leases, tenancy or other business or operational changes. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Portfolio, the management of those assets and changes in the real estate and finance markets. Because of, among other factors, the high concentration of the Company’s total assets in real estate and the number of shares of the Company’s common stock outstanding, changes in the value of individual assets in the Portfolio or changes in valuation assumptions could have a very significant impact on the value of the Company’s shares. The estimated value per share does not reflect a portfolio premium or the fact that the Company is internally-managed. The estimated value per share also does not take into account any disposition costs or fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.

Amended and Restated Dividend Reinvestment Plan

In accordance with the Company’s Amended and Restated Dividend Reinvestment Plan (“DRIP”), participants in the DRIP will acquire shares of common stock at a price equal to the estimated net asset value per share of $11.00. As provided under the DRIP, a participant may terminate participation at any time by delivering a written notice to the Company. To be effective for any distribution, such notice must be received by the Company at least 10 business days prior to the last day of the distribution period to which the distribution relates. Any notice of termination should be sent by mail to Phillips Edison Grocery Center REITs, P.O. Box 219912, Kansas City, Missouri 64121-9912.

Share Repurchase Program

In accordance with the Company’s Amended Share Repurchase Program (“SRP”), the repurchase price for all stockholders will be the estimated net asset value per share of $11.00, subject to the terms and limitations contained in the SRP. Due to the program’s funding limits, no funds will be available for the remainder of 2017. In accordance with the SRP, if the Company is unable to fulfill all repurchase requests in any month, it will honor requests on a pro rata basis. It will continue to fulfill repurchases sought upon a stockholder’s death, determination of incompetence or qualifying disability in accordance with the terms of the SRP.

Forward-looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the estimated values of the Portfolio and the Company’s shares of common stock, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward- looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodologies for the Company’s real estate properties assumes that investors would be willing to invest in the Portfolio at similar capitalization rates. Though the estimates of the fair market value of the real estate properties are Duff & Phelps’ best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. These statements also depend on factors such as: economic and regulatory changes that impact the real estate market generally may decrease the value of the Company’s investments and weaken its operating results; the Company depends on its tenants for revenue, and, accordingly, its revenue and its ability to make distributions to its stockholders is dependent upon the success and economic viability of its tenants; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release Regarding Estimated Value Per Share dated November 8, 2017
99.2	Consent of Duff & Phelps, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: November 9, 2017	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release Regarding Estimated Value Per Share dated November 8, 2017
99.2	Consent of Duff & Phelps, LLC